Exhibit 4.1

Form of Senior Secured Convertible Note

American Battery Technology Company

Senior Secured Convertible Note due 2025

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

American Battery Technology Company

Senior Secured Convertible Note due 2025

Certificate No. A-[ ● ]

American Battery Technology Company, a Nevada corporation (the “Company”), for value received, promises to pay to [ ● ] (the “Initial Holder”), or its registered assigns, one hundred percent (100%) of the principal sum of [ ● ] ($[ ● ]) (such principal sum, the “Principal Amount”) on September 1, 2025, and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, American Battery Technology Company has caused this instrument to be duly executed as of the date set forth below.

American Battery Technology Company

Date: [ ● ]	By:
	Name:	[ ● ]
	Title:	[ ● ]

(Signature Page to Senior Secured Convertible Note due 2025, Certificate No. A-[ ● ])

American Battery Technology Company

Senior Secured Convertible Note due 2025

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by American Battery Technology Company, a Nevada corporation (the “Company”), and designated as its “Senior Secured Convertible Notes due 2025.”

Section 1. Definitions.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“ATM Issuance” means an Equity Issuance made pursuant to an ATM Program.

“ATM Program” means an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act approved by written agreement by the Holder (which approval may be granted or revoked at any time by the Holder in its sole discretion).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 10.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government , or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Cash Sweep Amount” means, with respect to any Cash Sweep Financing, twenty percent (20.0%) of the gross proceeds from such financing.

“Cash Sweep Certification” has the meaning set forth in Section 4(C)(ii).

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“Cash Sweep Financing” means any Equity Issuance other than issuances of solely the Company’s Common Stock (i) at a price per share above the Conversion Price, (ii) pursuant to an ATM Program (other than an ATM Program in which a single investor or group of investors is sold or issued in excess of three million dollars ($3,000,000) in the aggregate of Common Stock in a single transaction or series of related transactions) or (iii) pursuant to an Equity Line of Credit.

“Cash Sweep Notice” has the meaning set forth in Section 4(C)(ii).

“Cash Sweep Payment” has the meaning set forth in Section 4(C)(i).

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, subject to Section 7(H).

“Common Stock Change Event” has the meaning set forth in Section 7(H)(i)(4).

“Collateral” shall mean (i) all deposit accounts, securities accounts and investment accounts of the Company, (ii) the Company’s real property located at 2500 Peru Drive, McCarran, NV 89434, and (iii) the Company’s real property set forth on Exhibit C hereto. For the avoidance of doubt, “Collateral” shall not include any Excluded Property.

“Collateral Agent” means High Trail Investments ON LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Company Redemption” has the meaning set forth in Section 8(A).

“Company Redemption Date” has the meaning set forth in Section 8(A).

“Company Redemption Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (D) no delisting (if applicable) or suspension by the principal, in terms of volume, Eligible Market on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Market or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Market; and (E) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

“Company Redemption Equity Conditions Period” has the meaning set forth in Section 8(A).

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“Company Redemption Notice” has the meaning set forth in Section 8(A).

“Company Redemption Price” means a cash amount equal to the greater of (A) one hundred ten percent (110%) of the then outstanding Principal Amount of this Note, plus accrued and unpaid interest on this Note and (B) the sum of (i) one hundred fifteen percent (115%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Company Redemption; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) day period ending on, and including, the VWAP Trading Day immediately preceding the effective date of such Company Redemption and (ii) the accrued and unpaid interest on this Note.

“Compliance Certificate” has the meaning set forth in Section 9(J)(iii).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co- made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” means an account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Holder, between with Holder and each financial institution with which each the Company and/or its Subsidiaries, as applicable, maintains from time to time any deposit accounts (general or special), securities accounts, brokerage accounts or other similar accounts.

“Conversion Consideration” has the meaning set forth in Section 7(D)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) to convert this Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” means the Initial Conversion Rate with respect to the Initial Principal Amount or the Subsequent Conversion Rate with respect to the outstanding Principal Amount not constituting the Initial Principal Amount, as applicable, provided, however, that when the term “Conversion Rate” is used in this Note and such term is used in such instance with respect to (A) all of the then outstanding Principal Amount of this Note, such term shall mean (i) the Initial Conversion Rate with respect to all of the then outstanding Initial Principal Amount and (ii) the Subsequent Conversion Rate with respect to all of the then outstanding Principal Amount other than the then outstanding Initial Principal Amount or (B) less than all of the then outstanding Principal Amount of this Note, such term shall mean (i) the Initial Conversion Rate with respect to the portion of the then outstanding Initial Principal Amount to which the Holder is electing (in writing) to apply the Initial Conversion Rate in such instance and (ii) the Subsequent Conversion Rate with respect to all of the then outstanding Principal Amount to which the term “Conversion Rate” is being used in such instance, other than to the extent such then outstanding Principal Amount, if any, constitutes Initial Principal Amount to which the Holder is electing to apply the Initial Conversion Rate in such instance, provided, further, that the Conversion Rate is subject to adjustment pursuant to Section 7; and provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

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“Conversion Settlement Date” has the meaning set forth in Section 7(D)(iii).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 7(D)(v)(1).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Stock Market (or the principal (in terms of volume) Eligible Market on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ABAT <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 11(D).

“Deferred Partial Redemption Payment” has the meaning set forth in Section 4(A)(ii).

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“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Eligible Market” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market, or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Issuance” shall mean (a) any issuance or sale by the Company or any of its Subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights and the issuance of any Equity Interests pursuant to any “at-the- market” offering or Equity Line of Credit) or any Equity Rights, or (b) the receipt by the Company or any of its Subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date hereof provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date hereof and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable pursuant to an Approved Stock Plan (as defined in the Securities Purchase Agreement) or upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Common Stock issuable upon the exercise of stock options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program of the Company that is approved by the Board of Directors or the compensation committee thereof or the Company’s stockholders, whether now in effect or hereafter implemented.

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“Equity Line Issuance” means an Equity Issuance made pursuant to an Equity Line of Credit.

“Equity Line of Credit” means an equity line of credit solely for the issuance of common stock approved by written agreement by the Holder (which approval may be granted or revoked at any time by the Holder in its sole discretion).

“Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 11(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) the sum of (i) the Event of Default Acceleration Amount Percentage of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note or (B) the sum of (i) the Event of Default Acceleration Amount Percentage of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Holder delivers such notice pursuant to Section 11(B)(ii); (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the Holder delivers such notice pursuant to Section 11(B)(ii) and (y) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred) and (ii) the accrued and unpaid interest on this Note.

“Event of Default Acceleration Amount Percentage” means (A) if the notice delivered pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default specifies a Notice Default, one hundred twenty five percent (125%) and (B) if the notice delivered pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default does not specify a Notice Default, one hundred fifteen percent (115%).

“Event of Default Notice” has the meaning set forth in Section 11(C).

“Event of Default Stock Payment” has the meaning set forth in Section 5(C).

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“Event of Default Stock Payment Date” means any date on which the Holder delivers an Event of Default Stock Payment Notice pursuant to Section 5(C) hereunder.

“Event of Default Stock Payment Delivery Date” has the meaning set forth in Section 5(C).

“Event of Default Stock Payment Notice” has the meaning set forth in Section 5(C).

“Event of Default Stock Payment Price” means, with respect to any Event of Default Stock Payment Date, an amount equal to one hundred percent (100%) of the lowest of the ten (10) Daily VWAPs immediately prior to such Event of Default Stock Payment Date.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 7(I)(i).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Share Cap Notice” has the meaning set forth in Section 7(I)(ii).

“Excluded Property” shall mean all Excluded Water Rights and the Company’s real property located at 390 and 395 Logan Lane, Fernley, Nevada 89408.

“Excluded Property Disposition” means a sale, transfer or disposition of any Excluded Property to a third party in an arm’s length transaction.

“Excluded Water Rights” means (i) water rights that are not assigned to any property that is part of the Collateral or (ii) with respect to any property that is part of the Collateral, water rights in respect of up 290 acre feet, provided that, after the sale, transfer or disposition of any such water rights, the Company shall have sufficient water rights (a) to operate the Company’s ongoing business operations as conducted on the Issue Date (or if the amount of water rights needed to operate the Company’s ongoing business operations increases, sufficient water rights to operate the Company’s ongoing business at such time) and (b) to operate any business operations of any other business of the Company that would reasonably be expected to be conducted at such property in the future upon the sale, transfer or other disposition of such property.

“Expiration Date” has the meaning set forth in Section 7(F)(i)(5).

“Expiration Time” has the meaning set forth in Section 7(F)(i)(5).

“Feedstock Facilities” means credit facilities that do not allow for borrowings in excess of fifteen million dollars ($15,000,000) in the aggregate at any one time, which are secured solely by security interests in feedstock raw materials acquired by the Company and its Subsidiaries and the account receivable of the Company and its Subsidiaries, and the proceeds of which may be used solely for the acquisition of feedstock raw materials by the Company and it Subsidiaries; provided that (i) the borrowing base under such credit facilities may not exceed the purchase price of the feedstock raw materials acquired using the proceeds of such credit facilities and (ii) the provider of such credit facilities shall have entered into an intercreditor agreement with the Holder, in form and substance reasonably acceptable to the Holder.

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“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Market; and (C) no delisting or suspension by such Eligible Market is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Market or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Market.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

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(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed or traded on any Eligible Market.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) one hundred ten percent (110%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus accrued and unpaid interest on this Note to be so repurchased and (B) the sum of (i) one hundred ten percent (110%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the highest Daily VWAP per share of Common Stock occurring during the ten (10) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding the effective date of such Fundamental Change and (ii) the accrued and unpaid interest on this Note.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Holder Conversion Notice” has the meaning set forth in Section 7(C)(i).

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

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“Independent Investigator” has the meaning set forth in Section 9(R).

“Initial Conversion Rate” means 1,333.33 shares of Common Stock per $1,000 Principal Amount of Notes, provided, however, that the Initial Conversion Rate is subject to adjustment pursuant to Section 7; provided, further, that whenever this Note refers to the Initial Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Initial Conversion Rate immediately after the Close of Business on such date.

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Initial Principal Amount” means a Principal Amount of Notes equal to [●] dollars ($[●])1, provided, however, that the Initial Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments), Cash Sweep Payments and Real Property Transaction Payments made prior to the date of determination of the Initial Principal Amount of the Note then outstanding which the Holder elected to apply to the repayment of the outstanding Initial Principal Amount.

“Integration Notice” has the meaning set forth in Section 7(I)(ii).

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [ ● ], 20[ ● ].

“Last Reported Sale Price” of the shares of Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed . If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

1 NTD: To be an aggregate amount of two million dollars ($2,000,000) among the Notes, to be determined on a pro rata basis based on the principal amount of each Note.

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“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements or research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 1, 2025.

“Maximum Percentage” has the meaning set forth in Section 7(I)(i).

“Minimum Liquidity Amount” has the meaning set forth in Section 9(J)(i).

“Notice Default” means an Event of Default specified in Section 11(A)(iv) or Section 11(A)(v).

“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

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“Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month beginning on January 1, 2025 and (B) if not otherwise included in clause (A), the Maturity Date.

“Partial Redemption Notice” has the meaning set forth in Section 4(A).

“Partial Redemption Payment” means, for any date that is a Partial Redemption Date, an amount equal to up to [ ● ] dollars ($[ ● ])2, as determined by Holder in its sole discretion; provided, that the Holder and the Company may agree to increase the size of any Partial Redemption Payment by mutual written consent.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding; (F) Indebtedness represented by Department of Energy loans (or loans pursuant to other local, state or federal government loan programs); provided, that such loans (i) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date, (ii) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note, and (iii) shall be unsecured and subordinated to the Notes; (G) Feedstock Facilities; (H) indebtedness (including, for the avoidance of doubt, prepaid royalty or revenue based funding) incurred pursuant to a Real Property Debt Financing, provided, that such Indebtedness (i) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date, (ii) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note; (iii) shall only be secured by the Secured Real Property and (iv) shall constitute Subordinated Indebtedness other than with respect to security interests in the Secured Real Property, (I) Indebtedness represented by tax credit transfer bridge loans with respect to investment tax credits issued under Section 48 of the Internal Revenue Code (“Tax Credits”), provided that such Indebtedness (i) shall be without recourse to the Company and secured solely by the related investment tax credits, (ii) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date and (iii) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note and (J) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (I).

2 NTD: To be an aggregate amount of one million dollars ($1,000,000) among the Notes, to be determined on a pro rata basis based on the principal amount of each Note.

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“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $5,000,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed fifty thousand dollars ($50,000) at any time; (G) Investments in Wholly Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; (I) Investments consisting of acquisitions of one hundred percent (100%) of the equity interest in businesses in the battery recycling and/or mining/mining exploration industries for consideration consisting solely of Cash and/or the Company’s Equity Interests, or a combination thereof in transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors of the Company or an applicable Subsidiary established for such purpose, provided that upon completion of any such acquisition the Holder is granted a valid first lien security interest in the equity interests in the acquired business and all deposit accounts, securities accounts and investment accounts and owned real property acquired in connection with such acquisition and (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

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“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens securing Indebtedness permitted under clauses (G) and (I) of the definition of Permitted Indebtedness; (L) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C) and (E) of the definition of Permitted Indebtedness; (M) Liens on Secured Real Property securing obligations permitted under clause (H) of the definition of Permitted Indebtedness and (N) Liens in favor of Holder or the Collateral Agent.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; (E) Real Property Dispositions; (F) Excluded Property Dispositions; (G) sales, transfers or dispositions of Tax Credits to a third party in an arm’s length transaction; and (H) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than two hundred fifty thousand dollars ($250,000) in the aggregate in any twelve (12) month period.

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“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments), Cash Sweep Payments made pursuant to Section 4(C) and Real Property Transaction Payments made pursuant to Section 4(D) made prior to the date of determination of the Principal Amount of the Note then outstanding.

“Real Property Transaction Counterparty” means (A) in the case of a Real Property Debt Financing, the lender or other counterparty to the Company in such Real Property Debt Financing and (B) in the case of a Real Property Disposition, the buyer, acquirer, transferee or other counterparty to the Company in such Real Property Disposition.

“Real Property Debt Financing” means the incurrence of Indebtedness or the consummation of any other debt financing (other than the issuance of the Notes), including any prepaid royalty or revenue based funding, pursuant to which any of the Secured Real Property becomes subject to a Mortgage or other security interest or is otherwise encumbered.

“Real Property Disposition” means the sale, transfer or disposition of any Secured Real Property to a third party in an arm’s length transaction.

“Real Property Transaction” means a Real Property Disposition or Real Property Debt Financing.

“Real Property Transaction Amount” means an amount equal to the greater of (x) [●] dollars ($[●])3 and (y) an amount equal to a Principal Amount that would reduce the aggregate outstanding Principal Amount of the Note and all Other Notes to [•] dollars ($[•])4 if paid.

“Real Property Transaction Certification” has the meaning set forth in Section 4(D)(i).

“Real Property Transaction Payment Notice” has the meaning set forth in Section 4(D)(ii).

“Real Property Transaction Payment” has the meaning set forth in Section 4(D)(ii).

3 NTD: To be an aggregate amount of three million dollars ($3,000,000) among the Notes, to be determined on a pro rata basis based on the principal amount of each Note.

4 NTD: To be an aggregate amount of seven million dollars ($7,000,000) among the Notes, to be determined on a pro rata basis based on the principal amount of each Note.

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“Reference Property” has the meaning set forth in Section 7(H)(i)(4).

“Reference Property Unit” has the meaning set forth in Section 7(H)(i)(4).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(I)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning in Section 9(R).

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) (or similar rule of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 7(I)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Secured Real Property” means any real property that constitutes Collateral.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreements” has the meaning set forth in the Security Purchase Agreement.

“Security Document” has the meaning set forth in the Security Purchase Agreement.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 29, 2023, by and among the Company, High Trail Investments ON LLC and High Trail Special Situations LLC providing for the issuance of this Note, as amended, amended and restated or otherwise modified from time to time.

“Share Delivery Date” any (i) Event of Default Stock Payment Delivery Date or (ii) Conversion Settlement Date.

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“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Spin-Off” has the meaning set forth in Section 7(F)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 7(F)(i)(3)(b).

“Stock Payment Determination Date” means (i) with respect to an Event of Default Stock Payment, the date of delivery of the related Event of Default Stock Payment Notice, and (ii) with respect to the delivery of Conversion Consideration, the related Conversion Date.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Subsequent Conversion Rate” initially means 945.0992 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Subsequent Conversion Rate is subject to adjustment pursuant to Section 7; provided, further, that whenever this Note refers to the Subsequent Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Subsequent Conversion Rate immediately after the Close of Business on such date.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 10(A).

“Successor Person” has the meaning set forth in Section 7(H)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 7(F)(i)(5).

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“Total Market Capitalization” means, with respect to the date of determination, the product of (i) the total number of non-restricted shares of Common Stock outstanding and (ii) the Daily VWAP on such date.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event that has not been waived by the Holder. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“Undelivered Shares” has the meaning set forth in Section 7(D)(iv).

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

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“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 7(I)(ii).

Section 2. Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. Partial Redemption Payments; Maturity Date Payment; Cash Sweep Payments; Real Property Transaction Payments; Prepayment.

(A) Partial Redemption Payments.

(i) If the Holder wishes to elect to require the Company to redeem all or a portion of this Note for a Partial Redemption Payment (including any Deferred Partial Redemption Payments), the Holder shall deliver to the Company a written notice of any such election (a “Partial Redemption Notice”), including the applicable amount of the Partial Redemption Payment (including any Deferred Partial Redemption Payment) and the portion, if any, of the Principal Amount repaid pursuant to such Partial Redemption Payment (including any Deferred Partial Redemption Payment) that shall be designated as Initial Principal Amount to the extent the Initial Principal Amount remains outstanding as of the applicable Partial Redemption Date, at least ten (10) Trading Days prior to the applicable Partial Redemption Date in order to make an effective election. Such notice may be canceled by the Holder at any time prior to the receipt of the applicable Partial Redemption Payment from the Company. The Company shall pay the Holder the Partial Redemption Payment by wire transfer of immediately available funds on the applicable Partial Redemption Date.

(ii) Notwithstanding the foregoing, the Holder may, in its sole discretion, despite such election, subsequently defer any Partial Redemption Payment (including any prior Deferred Partial Redemption Payment) (or any portion thereof) one or more times prior to the applicable Partial Redemption Date to any subsequent Partial Redemption Date (in which case such deferred Partial Redemption Payment shall become a “Deferred Partial Redemption Payment”), in which case, on the applicable Partial Redemption Date, the Company will pay the Holder an amount in cash equal to such Partial Redemption Payment (including any Deferred Partial Redemption Payments) to be paid on such date.

(iii) Any Partial Redemption Payment (including any Deferred Partial Redemption Payments) paid pursuant to this Section 4(A) shall reduce the Principal Amount by such paid amount and, to the extent that the applicable Partial Redemption Notice designated all or any portion of the Principal Amount repaid pursuant to such Partial Redemption Payment as the Initial Principal Amount, such Partial Redemption Payment (including any Deferred Partial Redemption Payments) paid shall reduce the Initial Principal Amount by such paid amount. If this Note (or any portion of this Note) is to be redeemed pursuant to this Section 4(A), then, from and after the date the related Partial Redemption Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

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(B) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then-outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

(C) Cash Sweep Payments.

(i) For purposes of this Note, any payment made to the Holder pursuant to Section 4(C) shall be referred to as a “Cash Sweep Payment”.

(ii) Concurrently with the completion of any Cash Sweep Financing, the Company shall certify to Holder in writing (i) the amount of the applicable Cash Sweep Financing and (ii) the calculation of the potential Cash Sweep Amount with respect to such Cash Sweep Financing (including a certification that such Cash Sweep Amount was calculated in accordance with the terms hereof) (such certification a “Cash Sweep Certification”); provided, however, that, unless consented to by the Holder in writing, in the event that the extent of such Cash Sweep Financing and Cash Sweep Amount is such that the information required in such certification would constitute material non-public information regarding the Company, then the Company shall also concurrently publicly disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(iii) The Holder shall have the right to require the Company, exercisable by delivery of written notice to the Company of exercise of such right (a “Cash Sweep Notice”), to pay to the Holder in cash within one (1) Business Day following the delivery of such Cash Sweep Notice (regardless of whether the Company actually delivers a Cash Sweep Certification), all or a portion of the Cash Sweep Amount with respect to such Cash Sweep Financing. To the extent all or any portion of the Initial Principal Amount is outstanding as of the date of the Cash Sweep Notice, the Holder may specify in such Cash Sweep Notice all or a portion of the Initial Principal Amount to be repaid by the Cash Sweep Amount.

(D) Real Property Transaction Payments.

(i) Five (5) Business Days prior to the consummation of any Real Property Transaction, the Company shall certify to the Holder in writing (i) the Secured Real Property subject to the Real Property Transaction and (ii) the gross proceeds from such Real Property Transaction (such certification a “Real Property Transaction Certification”); provided, however, that, unless consented to by the Holder in writing, in the event that the information required in such Real Property Transaction Certification would constitute material non-public information regarding the Company, then the Company shall also concurrently publicly disclose such material non-public information on a Current Report on Form 8-K or otherwise.

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(ii) The Holder shall have the right to require the Company, exercisable by delivery of written notice to the Company of exercise of such right (a “Real Property Transaction Payment Notice”), to (x) if the Holder delivers the Real Property Transaction Payment Notice to the Company prior to the consummation of the Real Property Transaction, cause each Real Property Transaction Counterparty to pay the Holder all or a portion of the Real Property Transaction Amount with respect to such Real Property Transaction in cash concurrently with the consummation of the Real Property Transaction or (y) if the Holder delivers the Real Property Transaction Payment Notice to the Company after the consummation of the Real Property Transaction, pay the Holder all or a portion of the Real Property Transaction Amount with respect to such Real Property Transaction in cash within two (2) Business Days of the date of the Real Property Transaction Notice (in either case regardless of whether the Company actually delivers a Real Property Transaction Certification) (any such payment, a “Real Property Transaction Payment”). To the extent all or any portion of the Initial Principal Amount is outstanding as of the date of the Real Property Transaction Notice, the Holder may specify in such Real Property Transaction Notice all or a portion of the Initial Principal Amount to be repaid by the Real Property Transaction Amount with respect to such Real Property Transaction.

(E) Prepayment. Except as expressly set forth in Section 8 hereof, the Company may not prepay the Note without the written consent of the Holder.

Section 5. Method of Payment; When Payment Date is Not a Business Day.

(A) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(C) Event of Default Stock Payments. If an Event of Default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with this Note, then the Holder may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of Common Stock (an “Event of Default Stock Payment”), and shall deliver to the Company a written notice of such election stating which portion thereof the Holder has elected to receive in shares of Common Stock (an “Event of Default Stock Payment Notice”); provided that Holder may not elect to receive such Event of Default Stock Payment during any period during which the Company is subject to the limitations set forth in Section 4.11(b) of that certain Securities Purchase Agreement, by and between the Company and Purchasers, dated September 27, 2021; and provided further that to the extent that the Holder’s rights to elect to receive an Event of Default Stock Payment is determined to be in violation of such Section 4.11(b), Holder shall have no right to receive an Event of Default Stock Payment. On or before the first (1st) Business Day following the date of delivery of any Event of Default Stock Payment Notice hereunder (the “Event of Default Stock Payment Delivery Date”), the Company shall issue and deliver to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Event of Default Acceleration Amount (or applicable portion thereof) by the Event of Default Stock Payment Price as of the date of delivery of the Event of Default Stock Payment Notice; provided, that, if the Company fails to timely issue and deliver to the Holder such shares of Common Stock, then the Holder may revoke its election to receive shares of Common Stock and elect to receive such Event of Default Acceleration Amount (or any portion thereof) in cash at any time prior to delivery of such shares of Common Stock. Any portion of the Event of Default Acceleration Amount not paid in shares of Common Stock because the Holder did not elect, or effectively revoked its election, to receive shares of Common Stock for such Event of Default Acceleration Amount (or applicable portion thereof) will be paid in cash; provided, that the Holder may deliver multiple Event of Default Stock Payment Notices in accordance with this Section 5(C) to the extent that any portion of the Event of Default Acceleration Amount remains unpaid when due in accordance with this Note.

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Section 6. Required Repurchase of Note upon a Fundamental Change.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

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Section 7. Conversion.

(A) Right to Convert.

(i) Generally. Subject to the provisions of this Section 7, the Holder may, at its option, convert this Note, including any portion constituting a Partial Redemption Payment, into Conversion Consideration.

(ii) Conversions in Part. Subject to the terms of this Section 7, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B) When this Note May Be Converted.

(i) Generally. The Holder may convert this Note at any time until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date. For the avoidance of doubt, the Holder’s right to convert this Note shall not be impacted by a prior notice or election to defer any Partial Redemption Payment delivered by the Holder pursuant to Section 4(A) hereof.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.

(C) Conversion Procedures.

(i) Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Holder Conversion Notice”). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 14. If a Holder Conversion Notice does not specify an Initial Principal Amount to be converted, the Principal Amount to be converted in connection with such Holder Conversion Notice shall be deemed to be the Principal Amount other than the Initial Principal Amount. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii) Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares; provided, however, that the Holder shall be deemed to have waived any voting rights of any such shares of Common Stock issued to the Holder that may arise during the period commencing on such Conversion Date, through, and including, such applicable Conversion Settlement Date, as necessary, such that the aggregate voting rights of any shares of Common Stock (including such shares of Common Stock issued to the Holder) beneficially owned by the Holder and/or any Attribution Parties, collectively, shall not exceed the Maximum Percentage as a result of any such conversion of this Note.

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(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.

(D) Settlement upon Conversion.

(i) Generally. Subject to Section 7(D)(ii), the consideration (the “Conversion Consideration”) due in respect of each one thousand dollars ($1,000) Principal Amount of this Note identified in the applicable Holder Conversion Notice, including any portion constituting a Partial Redemption Payment or Deferred Partial Redemption Payment, to be converted will consist of the following:

(1) subject to Section 7(D)(iii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion applicable to the Principal Amount identified in the applicable Holder Conversion Notice; and

(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii) Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this Section 7, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting a Partial Redemption Payment or Deferred Partial Redemption Payment, to the Holder on or before the first (1st) Business Day immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(iv) Company Failure to Timely Deliver Stock Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date to deliver shares of Common Stock in accordance with Section 5(C) or Section 7(C) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the first (1st) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

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(2) promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Common Stock to the Holder by the applicable Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the applicable Share Delivery Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date until the cash amount set forth in Section 7(D)(v)(1) is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to Section 7(D)(v)(2).

(v) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(E) Common Stock Issued upon Conversion.

(i) Status of Conversion Shares; Listing. Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any shares of Common Stock issued pursuant to this Note will be Freely Tradable.

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(ii) Transferability of Conversion Shares. Any shares of Common Stock issued pursuant to this Note will be Freely Tradable.

(F) Adjustments to the Conversion Rate.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 7(H) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=

the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=

the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

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If any dividend, distribution, stock split or stock combination of the type described in this Section 7(F)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Section 7(F)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

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For purposes of this Section 7(F)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3) Spin-Offs and Other Distributed Property.

(a) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(1) or Section 7(F)(i)(2);

(ii) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(4);

(iii) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 7(F)(v);

(iv) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(3)(b); and

(v) a distribution solely pursuant to a Common Stock Change Event, as to which Section 7(H) will apply,

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then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

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(b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 7(H) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 7(F)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 7(F)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

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(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

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(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 7(F)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 7(F)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

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(ii) No Adjustments in Certain Cases.

(1) Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 7(F)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 7(F)(i) (other than a stock split or combination of the type set forth in Section 7(F)(i)(1) or a tender or exchange offer of the type set forth in Section 7(F)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 7(F) and Section 7(H). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a) except as otherwise provided in Section 7(F), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(b) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(c) the issuance of any shares of Common Stock, restricted stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 7(F)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);

(e) repurchases of shares of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 7(F)(i)(5);

(f) solely a change in the par value of the Common Stock; or

(g) accrued and unpaid interest on this Note.

(iii) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:

(1) this Note is to be converted;

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(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 7(F)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the first (1st) Business Day after such first date.

(iv) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:

(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 7(F)(i);

(2) a Note is to be converted;

(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 7(C)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

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(v) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 7(F)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(vi) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 7(F)(i) or Section 7(H) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(vii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 7(F)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(viii) Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 7(F), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(ix) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(x) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 7(F)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(G) Voluntary Adjustments.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate on any portion of this Note for any period of time by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable for the period of time specified by the Board of Directors. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.

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(ii) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 7(G)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(H) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i) Generally. If there occurs:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “ Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

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If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(H); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 7(F) and Section 7(G) in a manner consistent with this Section 7(H); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(H). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7(H).

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(I) Limitations on Conversions.

(i) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(I)(i). For purposes of this Section 7(I)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(I)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(I)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(I)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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(ii) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to this Note, together with all other shares, if any theretofore issued upon conversion or otherwise pursuant to this Note exceed the limit contemplated by Nasdaq Listing Rule 5635(d) (or such similar rule of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading) (“Rule 5635(d)”), which for the avoidance of doubt, is equal to 14,904,333 shares in the aggregate (the “Exchange Share Cap”). The Company shall (1) promptly (and in any event within one (1) Business Day) notify the Holder in writing if it receives an interpretation from Nasdaq (or the Eligible Market on which the Common Stock is then listed for trading) indicating that shares of Common Stock issued pursuant to Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) issued pursuant to an Investor Option Notes Notice (as defined in the Securities Purchase Agreement) will be integrated with the Initial Purchased Notes (as defined in the Securities Purchase Agreement) (in which case the Exchange Share Cap shall be immediately updated to comply with such interpretation without further action by the Company or the Holder) (an “Integration Notice”) and (2) promptly (and in any event within two (2) Business Days) notify the Holder in writing of the Exchange Share Cap if it receives a written request from the Holder regarding the size of the Exchange Share Cap (an “Exchange Share Cap Notice”). If any one or more shares of Common Stock are not delivered as a result of the operation of this Section 7(I)(ii) (such shares, the “Withheld Shares”), then (1) on the date such shares of Common Stock are issuable hereunder (after giving effect to any limitations imposed under Section 7(I)(i)), the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the Holder hereunder, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date.

Section 8. Redemption of this Note.

(A) Company Redemption Election. The Company may redeem all (but not less than all) of the then outstanding Principal Amount of this Note (a “Company Redemption”), beginning on the date that is three (3) months after the effective date of the Resale Registration Statement (as defined in the Securities Purchase Agreement), on a date to be determined by the Company (any such date a “Company Redemption Date”), for a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide notice of a Company Redemption Date (“Company Redemption Notice”) at least fifteen (15) days prior to such Company Redemption Date and the Company must have, on or prior to 9:00 am, New York City time, on the Trading Day immediately preceding such notice delivery date, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise; provided, however, that this Section 8A will cease to have any force and effect if (i) any Default has occurred and is continuing or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders. The Holder may convert any portion of this Note prior to the payment of the Company Redemption Price. In the event there are additional notes outstanding issued pursuant to the Securities Purchase Agreement, the Company may not make a Company Redemption for this Note pursuant to this Section 8(A) unless the Company concurrently redeems such additional notes pursuant to Section 8(A) thereof. In the event that the Company exercises its right to make a Company Redemption pursuant this Section 8(A), following the delivery of the Company Redemption Notice for such Company Redemption, the Company shall no longer be entitled to deliver a Subsequently Purchased Notes Notice under the Securities Purchase Agreement.

(B) Effect of Company Redemption. If this Note is to be redeemed in full pursuant to this Section 8, then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(C) Equity Conditions. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this Section 8 if the Company Redemption Equity Conditions are not satisfied during the period commencing on the date the Company Redemption Notice is delivered to the Holder and ending on, and including the Company Redemption Date (such period, the “Company Redemption Equity Conditions Period”) (and the Company shall certify in writing to the Holder (i) on the date of the Company Redemption Notice, within such notice, that the Company Redemption Equity Conditions were satisfied as of the date of the Company Redemption Notice and (ii) on the Company Redemption Date that the Company Redemption Equity Conditions have continued to have been satisfied for the remainder of the Company Redemption Equity Conditions Period), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

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Section 9. Affirmative and Negative Covenants.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 10, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note initially shall (i) rank pari passu with all Other Notes, (ii) be effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes and (iii) rank senior to any Subordinated Indebtedness.

(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof, increases the principal amount thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

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(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iv), Section 11(A)(vi), Section 11(A)(ix), Section 11(A)(x), Section 11(A)(xi) or Section 11(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 9(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iv), Section 11(A)(vi), Section 11(A)(ix), Section 11(A)(x), Section 11(A)(xi) or Section 11(A)(xv).

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(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(I) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(J) Minimum Liquidity.

(i) The Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States in a minimum amount equal to the lower of (A) the aggregate Principal Amount of the Notes and all Other Notes outstanding and (B) five million dollars ($5,000,000) (the “Minimum Liquidity Amount”), which shall be subject to one or more “holder directed” Control Agreements that do not provide the Company or its Subsidiaries access to the amounts in any such accounts and only permit funds to be released from such accounts upon the direction of the Collateral Agent .

(ii) [Reserved].

(iii) On or prior to the first (1st) Business Day of each month (or, if earlier, immediately in the event an Event of Default has occurred as a result of a breach of Section 9(G), Section 9(J)(i), Section 9(K) or Section 9(W), the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying (x) whether or not the Company has satisfied the requirements of Section 9(G), Section 9(J)(i), Section 9(K) and Section 9(W) and (y) whether or not the Company satisfied all payment or notice obligations when due pursuant to the terms of the Note triggered by, arising from or otherwise in connection with, any Event of Default, Real Property Transaction, Cash Sweep Financing, Fundamental Change, or any other event giving rise to a payment or notice obligation (including, for the avoidance of doubt, the obligation to deliver an Integration Notice or Exchange Share Cap Notice) pursuant to the terms of the Note, in each case during the immediately preceding calendar month (a “Compliance Certificate”). If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

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(K) Maintenance of ATM Sales Agreement or Equity Line of Credit. The Company shall (i) at all times have in effect an agreement providing for (x) an ATM Program in place pursuant to which the Company may issue and sell shares of Common Stock from time to time or (y) an Equity Line of Credit and (ii) ensure that at all times the ATM Program and the Equity Line of Credit have available accessible aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

(L) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(M) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(N) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(O) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(P) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(Q) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

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(R) Share Reserve. So long as this Note remains outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Common Stock reserved for issuance of shares hereunder equal to the greater of (i) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to the Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the lower of (x) the official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded on the Trading Day immediately prior to such time of determination and (y) the average official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded for the five (5) Trading Days immediately prior to such time of determination and (ii) an amount equal to the sum total of, with respect to each Note issued pursuant to the Securities Purchase Agreement, one hundred percent (100%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of each such Note, and the denominator of which shall be the Conversion Price applicable to such outstanding Principal Amount (or portions thereof) pursuant to the terms of each such Note) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 9(R) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(S) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank (or, at the sole option of the Required Holders, an independent, reputable accounting firm) selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

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(T) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9(T) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(U) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(V) The Company shall make available current public information to the extent required in order to permit Holder to sell Conversion Shares pursuant to Rule 144. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.

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(W) The Company shall not and shall not permit any Subsidiary to have Indebtedness (including the Principal Amount of this Note or any Other Notes) that shall ever be outstanding in an aggregate amount that equals or exceeds twenty percent (20%) of the Company’s Total Market Capitalization at such time.

(X) [Reserved].

(Y) The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a Control Agreement entered into in favor of the Collateral Agent.

(Z) [Reserved].

Section 10. Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 11. Defaults and Remedies

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of a Partial Redemption Payment, the Principal Amount, a Cash Sweep Payment, Real Property Transaction Payment or the Fundamental Change Repurchase Price under this Note;

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(ii) a default for two (2) Business Days in the payment when due of the interest on this Note;

(iii) a default in the Company’s obligation to issue shares pursuant to this Note;

(iv) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), Cash Sweep Certification in accordance with the requirements of Section 4(C), Real Property Transaction Certification in accordance with the requirements of Section 4(D), Exchange Share Cap Notice in accordance with the requirements of Section 7(I)(ii), Integration Notice in accordance with the requirements of Section 7(I)(ii), or Compliance Certificate, and such default continues for three (3) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Cash Sweep Certification, Real Property Transaction Certification, Exchange Share Cap Notice, Integration Notice or Compliance Certificate;

(v) any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) – (v) or (vii) – (xix) of this Section 11(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) Business Days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 9(D), Section 9(E), Section 9(F), Section 9(G), Section 9(H), Section 9(J), Section 9(K), Section 9(Q), Section 9(R), Section 9(W), or Section 9(Y) of this Note or Section 4(bb) of the Securities Purchase Agreement;

(ix) the suspension from trading or failure of the Common Stock to be trading or listed on the Company’s primary Eligible Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;

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(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least five hundred thousand dollars ($500,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an aggregate principal amount in excess of five hundred thousand dollars ($500,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act in a manner that causes the Resale Registration Statement (as defined in the Securities Purchase Agreement) to become unavailable for resales of the Common Stock, or (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission in a manner that causes the Resale Registration Statement (as defined in the Securities Purchase Agreement) to become unavailable for resales of the Common Stock;

(xiii) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xiv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two hundred fifty thousand dollars ($250,000) or more in the aggregate while this Note remains outstanding shall be deemed to be material), whether or not insured (other than any damage, loss or destruction coincident with and resulting from the Company’s business as a launch services provider); for clarity, an Event of Default under this Section 11(A)(xiv) will not require any curtailment of revenue;

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(xv) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); for clarity, an Event of Default under this Section 11(A)(xv) will not require any curtailment of revenue;

(xvi) at any time the shares of Common Stock issuable pursuant to this Note are not Freely Tradable.

(xvii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not able to pay its debts as they become due; or

(xviii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this Section 11(A)(xviii), such order or decree remains unstayed and in effect for at least thirty (30) days.

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(xix) the Company’s stockholders approve any plan for the liquidation or dissolution of the Company.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 11(A)(xvii) or Section 11(A)(xviii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 11(A)(xvii) or Section 11(A)(xviii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) Notice of Events of Default. Promptly, but in no event later than one (1) Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) any Fundamental Change Repurchase Date, Conversion Settlement Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder, and (iv) the Maturity Date.

Section 12. Ranking.

All payments due under this Note initially shall (i) rank pari passu with all Other Notes, (ii) be effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes and (iii) rank senior to any Subordinated Indebtedness.

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Section 13. Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 14. Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

American Battery Technology Company
100 Washington Street, Suite 100

Reno, NV 89503
Telephone: (775) 561-0454

Attention: General Counsel

Email address: BMeich@batterymetals.com

With a copy (which shall not constitute notice) to:

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202

Attention: Amy Bowler

Email address: ABowler@hollandhart.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 15. Successors and Assigns.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s successors and assigns.

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Section 16. Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 17. Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 18. Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 19. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 20. Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 21. Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 22. Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

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Exhibit A

Form of Conversion Notice

American Battery Technology Company

Senior Secured Convertible Note due 2025

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $______________,000 in accordance with the following details.

Shares of Common Stock to be delivered:

 ___________________________

Accrued interest amount:

___________________________

Initial Principal Amount Converted:

___________________________

DTC Participant Number:

___________________________

DTC Participant Name:

___________________________

Date:
(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Covenant Compliance Certificate

The undersigned, the duly qualified and elected Chief Financial Officer of American Battery Technology Company, a Nevada corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2025, issued [ ● ], 20[ ● ] (the “Note”), issued by the Company to [ ● ], that:

(i) the Company satisfied the requirements of Section 9(G) of the Note during the calendar month ended [ ● ];

(i) the Company satisfied the requirements of Section 9(J)(i) of the Note during the calendar month ended [ ● ]; and

(iii) the Company satisfied the requirements of Section 9(K) of the Note during the calendar month ended [ ● ].

(iv) the Company satisfied the requirements of Section 9(W) of the Note during the calendar month ended[ ● ].

(v) during the calendar month ended [ ● ], the Company satisfied all payment or notice obligations when due pursuant to the terms of the Note triggered by, arising from or otherwise in connection with, any Event of Default, Real Property Transaction, Cash Sweep Financing, Fundamental Change, or any other event giving rise to a payment or notice obligation (including, for the avoidance of doubt, the obligation to deliver an Integration Notice or Exchange Share Cap Notice) pursuant to the terms of the Note.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

AMERICAN BATTERY TECHNOLOGY COMPANY

By:
Name:
Title:

Date:

Exhibit C

Real Property

1.	695 East Sydney Drive, Sparks, Nevada